Exhibit 99
Press Release

Contact:	Claire M. Gulmi Executive Vice President and Chief Financial Officer (615) 665-1283
AMSURG CORP. TO BROADCAST 2008 FOURTH QUARTER
CONFERENCE CALL LIVE ON THE INTERNET
NASHVILLE, Tenn. (Feb. 2, 2009) — AmSurg Corp. (Nasdaq: AMSG) today announced it will provide an on-line Web simulcast and rebroadcast of its 2008 fourth quarter and year-end earnings release conference call. The live broadcast of AmSurg Corp.’s quarterly conference call will be available on-line by going to http://www.amsurg.com and clicking on the link to Investor Relations, or at http://www.earnings.com. The call is scheduled to begin at 5:00 p.m. Eastern Time on Thursday, February 19, 2009. The on-line replay will follow shortly after the call and continue for 30 days.
     AmSurg Corp. acquires, develops and operates ambulatory surgery centers in partnership with physician practice groups throughout the United States. At September 30, 2008, AmSurg owned a majority interest in 176 continuing centers in operation and had three centers under development.
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